Exhibit 99.3

NEWS RELEASE For release at 4:00 p.m. EDST, 10/20/04 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning® Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis. – October 20, 2004 – Renaissance Learning®, Inc. (NASDAQ: RLRN), a leading provider of learning information systems and school improvement programs for pre-K–12 schools, announced that its Board of Directors today declared a quarterly cash dividend of $.04 per share, payable December 1, 2004 to shareholders of record as of November 12, 2004.

Renaissance Learning®, Inc., is a leading provider of research-based learning information systems software, school improvement programs, teacher training and consulting. Adopted by over 67,000 schools, Renaissance information technology products give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork.  Renaissance Learning has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

Source: Renaissance Learning, Inc.

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